Exhibit 2

                             KOREAN REXAHN INVESTORS
                             VOTING TRUST AGREEMENT


     THIS VOTING TRUST AGREEMENT (this "Agreement") is effective for all purposes and in all respects as of the ____ day of July, 2003, by and among (i) Chang-Ho Ahn ("Ahn") and Young-Soon Park ("Park") [Ahn and Park being hereinafter sometimes together referred to as the "Trustee" or "Trustees"), (ii) each of the stockholders set forth on Exhibit A attached hereto (being hereinafter sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders") and (iii) Rexahn Corporation, a Maryland corporation (the "Corporation").

     WHEREAS, each Stockholder is the legal and beneficial owner of that number of shares of Common Stock (the "Stock") of the Corporation as set forth opposite such Stockholder's name on Exhibit A attached hereto;

     WHEREAS, the parties hereto believe that it is in the best interests of the Stockholders and the Corporation to make provision for the unified voting of the Stock by the creation of a voting trust hereby to be known as the "Korean Rexahn Investors Voting Trust" (the "Trust") under and pursuant to Section 2-510 of the Maryland General Corporation Law;

     WHEREAS, the parties hereto recognize that such unified voting will permit them to (i) secure continuity and stability of policy and management and (ii) promote the continuous and uninterrupted governance of the Corporation;

     WHEREAS, each Stockholder desires to transfer and assign to the Trustees, and the Trustees desire to accept such transfer and assignment of, all such Stockholder's legal right, title and interest in and to the Stock, as set forth herein; and

     WHEREAS, the parties hereto desire to set forth in writing their understandings and agreements.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally and equitably to be bound, hereby agree as follows:

     1. Creation of Trust.

        (a) Each Stockholder hereby transfers and assigns to the Trustee, and the Trustee hereby accepts the transfer and assignment of, all of such Stockholder's legal right, title and interest in and to the shares of Stock owned by such Stockholder, as set forth opposite such Stockholder's name on Exhibit A attached hereto, which shares of Stock shall be held by the Trustee in accordance with the terms and conditions of this Agreement. In furtherance of the foregoing, each Stockholder hereby agrees to the following in order to be issued a "Voting Trust Certificate" (as defined below):


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               (i) in the event such Stockholder has possession of a stock certificate or stock certificates evidencing such Stockholder's shares of the Stock, to execute in blank a form of assignment separate from certificate for the benefit of the Trustee, which stock certificate(s) along with each assignment separate from certificate shall thereupon be surrendered by the Trustee to the Corporation for cancellation and for the issuance by the Corporation of a new stock certificate with respect to such Stockholder in the name of "Young-Soon Park, as Trustee of the Korean Rexahn Investors Voting Trust" (each, a "New Stock Certificate"); or

               (ii) in the event the stock certificate(s) evidencing such Stockholder's shares of the Stock has (have) been lost, stolen, mutilated or destroyed, such Stockholder shall deliver to the Trustee a stock indemnity satisfactory to the Trustee, in her sole discretion, along with a form of assignment (which assigns all of such Stockholder's legal right, title and interest in and to such Stockholder's shares of Stock to the Trustee), which stock indemnity along with such form of assignment shall thereupon be surrendered by the Trustee to the Corporation for the issuance by the Corporation of a New Stock Certificate.

The Trustee, in her sole discretion, may hold New Stock Certificates representing the individual number of shares of Stock set forth on Exhibit A attached hereto for each Stockholder or one New Stock Certificate representing the aggregate number of shares of Stock held by the Trust.

        (b) Upon receipt of the New Stock Certificate(s) for the Stock, the Trustee shall hold such certificate(s) in her capacity as trustee, subject to the terms and conditions of this Agreement, and the Trustee shall issue and deliver to each Stockholder a voting trust certificate representing the number of shares of Stock which such Stockholder has surrendered to the Trustee (each, a "Voting Trust Certificate"). In addition, each Stockholder covenants and agrees to transfer and assign to the Trustee any and all certificates evidencing any shares of the capital stock of the Corporation (or shares of capital stock of a subsidiary or affiliate of the Corporation as contemplated in paragraph 4 hereof) which may be acquired or otherwise obtained by such Stockholder after the date hereof and, in exchange therefor, the Trustee shall issue additional Voting Trust Certificate(s) to such transferring Stockholder as set forth in this subparagraph 1(a). Any such additional shares of stock of the Corporation (or shares of capital stock of a subsidiary or affiliate of the Corporation as contemplated in paragraph 4 hereof) so transferred to or acquired by the Trust shall be deemed to constitute "Stock" hereunder and shall be subject to all of the provisions of this Agreement.

        (c) Each Voting Trust Certificate to be issued and delivered by the Trustee in respect of shares of Stock shall be in the form set forth in Exhibit B attached hereto and made a part hereof. Each Stockholder (and his, her or its representatives or assigns), by accepting a Voting Trust Certificate, ratifies, confirms and approves the creation of the Trust, and agrees that his, her or its shares of Stock shall be held by the Trustee, subject to all of the terms and conditions of this Agreement.

        (d) The Trustee shall not issue, transfer or reissue any Voting Trust Certificates that would constitute a violation of this Agreement, the Articles of Incorporation of the Corporation, as amended (the "Charter") or the Bylaws of the Corporation. The Trustee shall not be required to deliver stock certificates representing a Stockholder's shares of Stock without the surrender of such Stockholder's Voting Trust Certificate(s).


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        (e) In the event that a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Trustee shall issue a new Voting Trust Certificate of like tenor and denomination upon receipt of: (i) evidence of such loss, theft or destruction satisfactory to the Trustee, in her sole discretion; (ii) a stock indemnity satisfactory to the Trustee, in her sole discretion; (iii) the existing Voting Trust Certificate, if mutilated; and (iv) the reimbursement of all costs and expenses of the Trustee incurred in connection with the issuance of such new Voting Trust Certificate.

     2. Appointment of Trustee. The Stockholders hereby appoint the Trustee to serve as the trustee of the Trust. The Trustee hereby accepts her appointment as Trustee of the Trust and, in performing her duties and responsibilities with respect to the Trust, shall act in good faith and faithfully exercise her judgments in the best interests of the Stockholders and the Corporation.

     3. Rights, Powers and Privileges of Trustee.

        (a) From the date on which the first shares of Stock subject to this Agreement are registered in the Trustee's name in the stock record books of the Corporation until the date on which the Trustee surrenders and delivers to each Stockholder the certificate(s) of such Stockholder evidencing his, her or its shares of Stock, the Trustee shall have the exclusive unqualified right and power to waive notice of a meeting of the stockholders, to exercise, in person or by nominees or proxies, all of such Stockholder's voting rights and powers in respect of the Stock deposited hereunder and to take part in or consent to any corporate or shareholders' action of any kind whatsoever. Trustee's right to vote all of the shares of Stock shall include, without limitation, the right to vote in favor of or against any resolution or proposed action of any nature whatsoever which may be presented at any meeting or require the consent of stockholders of the Corporation. Without limiting such general right, it is understood that such action may include, upon terms satisfactory to Trustee or to the nominees or proxies appointed by Trustee, the following: (1) mortgaging, creating a security interest in and/or pledging all or any part of the property of the Corporation, (2) the creation of any stock option plans and the issuance of options thereunder, (3) execution of a stockholders' agreement or other agreement(s) among the Corporation and its stockholders, (4) the lease or sale of all or any part of the property of the Corporation for cash, securities or other property, (5) the dissolution of the Corporation, (6) the consolidation, merger, reorganization or recapitalization of the Corporation, (7) the issuance of securities of the Corporation to investors in the Corporation (whether in the form of debt or equity), (8) waiver of any preemptive rights or other participation rights of Stockholders in issuances of equity or debt securities of the Corporation, (9) the amendment or modification of the Corporation's Charter or (10) any other proper corporate act.

        (b) In voting the Stock held under the Agreement, Trustee, in person or by her nominees or proxies, may, in her sole and absolute discretion, (i) nominate and vote for directors of the Corporation, (ii) serve as director of the Corporation, or any controlled or affiliated corporation, venture or entity, and (iii) otherwise, insofar as she may act as a stockholder of the Corporation, take such action in respect to the management of the Corporation's affairs as she may, in her reasonable discretion, deem necessary so as to be completely advised regarding the affairs of the Corporation and the management thereof; and, in voting upon any matters at any meeting of the stockholders of the Corporation, Trustee may exercise such judgment as she, in her sole and absolute discretion, shall deem appropriate, but Trustee shall not be personally



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responsible with respect to any resolution passed, or proceeding or action taken, pursuant to her vote so cast in any matter or act committed or omitted to be done under this Agreement; provided, that such commission or omission does not amount to gross negligence, willful misconduct or fraud on Trustee's part.

        (c) The Trustee hereby appointed, and her successor, from time to time, may be a party to this Agreement as a Stockholder and to the extent of shares of capital stock of the Corporation deposited hereunder by her, shall be entitled in all respects to the same rights and benefits as other Stockholders. Trustee may in her individual capacity and for her own accounts, buy, sell or deal in shares of capital stock of the Corporation and Voting Trust Certificates, subject, as the case may be, to the restrictions set forth in this Agreement and the Charter and Bylaws of the Corporation as the same may be amended. The parties hereto acknowledge and agree that as of the date hereof Trustee owns [ ,000] shares of Common Stock of the Corporation, which are not held in the Trust and are not subject to this Agreement.

        (d) Trustee may be a stockholder, director, officer or employee of the Corporation, of any subsidiary, or of any affiliated corporation, or may contract with or be or become pecuniary interested, directly or indirectly, in any matter or transaction in which the Corporation, any subsidiary or any controlled or affiliated corporation may be a party, or in which it may be concerned, as fully and freely as though such Trustee were not a Trustee.

        (e) The Trustee shall keep a list of the shares of capital stock of the Corporation transferred to her and shall also keep a record of all Voting Trust Certificates issued or transferred on their books. Such record shall contain the names and addresses of the Voting Trust Certificate holders and the number of shares represented by each such Voting Trust Certificate. Such list and record shall be open at all reasonable times to the inspection of Voting Trust Certificate holders.

     4. Dividends.

        (a) If during the term of this Agreement any dividend in respect of the Stock deposited with the Trustee is paid, in whole or in part, in shares of capital stock of the Corporation or shares of capital stock of any subsidiary or affiliate of the Corporation (such as by reason of a spin-off, split-off, merger, reorganization or recapitalization), the Trustees shall, subject to the terms of this Agreement, hold the certificates for such shares of capital stock which are received on account of such dividend and such shares shall be deemed for all purposes to be part of the Stock and shall be subject to this Agreement. The Trustee shall issue Voting Trust Certificates representing such shares of capital stock to the Stockholders based on such Stockholder's Stock ownership.

        (b) If during the term of this Agreement the Corporation pays any dividend in respect of the Stock other than as contemplated in subparagraph 4(a) above, the Corporation shall pay such dividends to each Stockholder directly

     5. Right to Request Release of Stock; Termination of Agreement.

        (a) This Agreement shall terminate on the earlier of (i) the date on which the Trustee agrees to terminate this Agreement, (ii) the date of dissolution or liquidation of the



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Corporation, whether voluntary or involuntary, (iii) the consummation of (A) a sale of all or substantially all of the assets of the Corporation which results in a distribution of the proceeds of such sale to the stockholders of the Corporation in liquidation and dissolution of the Corporation as contemplated under subsection 5(a)(ii) above or (B) a sale of all of the Stock for cash or a merger of the Corporation which results in the payment of cash to the stockholders of the Corporation and (iv) five years from the date hereof.. Upon the termination of this Agreement, the Trust created pursuant to subparagraph 1(a) hereof shall cease to have any effect, and the parties hereto shall have no further rights or obligations under this Agreement; provided, however, that in the event of a termination pursuant to subparagraphs 5(a)(i), (ii), (iii)(A) or
(iv) hereof, the Trustee shall, following surrender of the Voting Trusts Certificates to the Trustee, promptly arrange for each Stockholder to receive from the Corporation a stock certificate representing that number of shares of Stock of such Stockholder being held in the Trust; and, provided, further, that in the event of a termination of this Agreement pursuant to subparagraph 5(a)(iii)(B) hereof, the Trustee shall, following surrender of the Voting Trust Certificates, promptly arrange with the Corporation for the transfer of the Stock to the purchaser or acquirer.

        (b) In the event of (i) a consummation of a merger of the Corporation with or into another entity or a reorganization or other business combination of the Corporation that results in the capital stock of the Corporation being exchanged for equity securities of another entity (the "Replacement Securities") or (ii) the consummation of an initial public offering with respect to the Common Stock of the Corporation, each Stockholder shall thereafter have the right to request in writing that such Stockholder's shares of Replacement Securities or Stock (as applicable) be released from the Trust. In such case, the Trustee shall, following surrender of the Voting Trust Certificates held by the requesting Stockholder, promptly surrender the certificates representing the Replacement Securities or the Stock (as applicable) on behalf of the requesting Stockholder to the issuer of such certificates and instruct such issuer to issue a new stock certificate or stock certificates to such Stockholder.

     6. Transfers.

        (a) Subject to the provisions of this paragraph 6, if a Stockholder proposes to "Transfer" (as such term is defined below) any shares of Stock, then such Stockholder (the "Proposing Stockholder") shall give written notice (the "Initial Notice") simultaneously to the Trustee and the Corporation at least thirty (30) calendar days prior to the proposed closing of such Transfer. The Initial Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Stock (the "Transfer Stock") proposed to be transferred, the nature of such Transfer, the consideration to be paid, the payment terms and the name and address of each prospective purchaser or transferee. In the event that a Transfer is being made pursuant to the provisions of paragraph 9 hereof, the Initial Notice shall state the category of exemption under which the Transfer is being made. For purposes of this Agreement, the term "Transfer" shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Stock.



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        (b) Except as provided in paragraph 9(a) hereof, for a period of fifteen
(15) calendar days following any Initial Notice, the Corporation shall have the right to purchase all or any portion of the Transfer Stock subject to such Initial Notice on the same terms and conditions as set forth therein. The Corporation's purchase right shall be exercised by written notice signed by an officer of the Corporation (a "Corporation Notice") and delivered to the Proposing Stockholder. The Corporation shall effect the purchase of the Transfer Stock, including payment of any portion of the purchase price required to be paid upon closing and execution of any documents evidencing any deferred obligation to pay purchase price, within thirty (30) calendar days after delivery of the Corporation Notice. At such time, the Proposing Stockholder shall tender to the Trustee each Voting Trust Certificate held by such Proposing Stockholder, together with such other instruments and documents as shall be reasonably required by the Trustee and the Corporation to cause the transfer of the Transfer Stock to the Corporation.

        (c) In the event the Corporation does not purchase all of the Transfer Stock, the Proposing Stockholder shall have the right to transfer that portion of the Transfer Stock not so elected to be purchased pursuant to subparagraph 6(a) and (b) hereof to the purchaser on the same terms and conditions as set forth in the Initial Notice, subject to all of the provisions and restrictions of this Agreement. Upon tender to the Trustee of the Voting Trust Certificates held by such Proposing Stockholder, the Trustee shall instruct the Corporation to issue stock certificate(s) to the Proposing Stockholder representing the Transfer Stock to be purchased by the purchaser, whereupon the Proposing Stockholder shall deliver to such purchaser such stock certificate(s) properly endorsed for transfer. As a condition to any sale to such purchaser, the purchaser shall agree to contribute the Transfer Stock purchased by the purchaser to the Trust and to have such shares held in the Trust subject to this Agreement. If a sale of Stock to a purchaser who was the subject of the Initial Notice is not consummated on or before ninety (90) days after the date of the Initial Notice, the Proposing Stockholder shall not Transfer any of such Stockholder's shares of Stock without again complying with the provisions of this paragraph 6.

     7. Transfer of Voting Trust Certificates. The Trustee shall have the right, as an administrative convenience, upon any exempt Transfer of Stock under paragraph 9 hereof or any Transfer of Stock pursuant to paragraph 6 hereof, to cancel the Voting Trust Certificate of the selling or transferring Stockholder and issue a new Voting Trust Certificate to the transferee; provided, however, that any new Voting Trust Certificate issued to a transferee shall be subject to all restrictions, limitations and provisions contained in this Agreement and as may be set forth in the Charter or Bylaws of the Corporation, as the same may be amended.

     8. Right of Co-Sale. If at anytime the holders of a majority of the shares of the capital stock of the Corporation (the "Majority Stockholders") receive an offer in writing, signed by an offeror or offerors (who must be a person or persons financially capable of carrying out the terms of such bona fide offer) not affiliated in any manner with, or related to, such Majority Stockholders or the Corporation (the "Bona Fide Purchaser"), in a form legally enforceable against such nonaffiliated and unrelated offeror or offerors (a "Bona Fide Offer") to purchase all of the shares of the Stock owned by such Majority Stockholders, then the Majority Stockholders shall have the right (but not the obligation) to deliver a written notice to the other Stockholders which shall state (i) that the Majority Stockholders propose to effect such a transaction,
(ii) the proposed purchase price per share to be paid by the Bona Fide Purchaser, and (iii) the name or names of the Bona Fide Purchaser(s), and which attaches a copy of all documents between the



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

Majority Stockholders and such Bona Fide Purchaser necessary to establish the terms of the transactions with respect to the Stock. The other Stockholders (the "Selling Stockholders") agree that, upon receipt of such notice, such Selling Stockholders shall be obligated to sell all of their Stock upon the terms and conditions of such transaction (and otherwise take all necessary action to cause the consummation of the proposed transaction). Not less than two (2) days prior to the proposed transfer, the Selling Stockholders shall tender their Voting Trust Certificates to the Trustee and the Trustee shall promptly instruct the Corporation to issue to such Selling Stockholder certificates representing the Stock of such Selling Stockholder to be purchased pursuant to the Bona Fide Offer, whereupon the Selling Stockholders shall deliver to the Majority Stockholders, each such certificate, properly endorsed for transfer, along with any other appropriate documentation to permit the sale of the Selling Stockholders' Stock, including, without limitation, a limited power-of-attorney authorizing the Majority Stockholders (or their designee) to transfer the Selling Stockholders' Stock to the Bona Fide Purchaser (in accordance with the terms and conditions set forth in the Bona Fide Offer) and to execute all other documents required to be executed in connection with such transaction.

     9. Exempt Transfers; Conditions to Transfer.

        (a) Notwithstanding the provisions of paragraphs 6 and 8 hereof, the first refusal and co-sale rights of the Corporation and the Stockholders shall not apply to any Transfer of Stock or a Voting Trust Certificate (i) by a Stockholder to any entity controlling, controlled by, or under common control with, such Stockholder, whether or not now existing; (ii) by a Stockholder that is (A) a partnership to its partners or former partners in accordance with partnership interests; (B) a corporation to its stockholders in accordance with their interest in the corporation; or (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company; or (iii) by a Stockholder to the spouse, children, family trusts or estate of such Stockholder, as the case may be; provided, however, that any Transfer made pursuant to one of the exemptions provided by this paragraph 9 shall not be effective until the requirements in subparagraph 9(b) hereof have been satisfied. Such transferee shall be treated as a "Stockholder" for purposes of this Agreement.

        (b) In addition to the restrictions on Transfers set forth in paragraphs 6, 8 and 9(a) hereof, each Stockholder agrees not to Transfer all or any portion of the Stock or Voting Trust Certificate unless and until (i) the transferee has agreed in writing to be bound by the terms of this Agreement, which writing shall be acceptable to the Corporation and the Trustee, in their sole discretion; (ii) such Stockholder has notified the Corporation and the Trustee of the proposed Transfer and has furnished the Corporation and the Trustee with a statement setting forth in reasonable detail the circumstances surrounding the proposed Transfer; and (iii) if requested by the Corporation or the Trustee, such Stockholder has furnished the Corporation or the Trustee (as applicable) with an opinion of counsel, reasonably satisfactory to the Corporation or the Trustee (as applicable), in its or her sole discretion, that such Transfer will not require registration of such securities under the Securities Act of 1933, as amended (the "Securities Act").

     10. Market Standoff Agreement.


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        (a) Each Stockholder hereby agrees that such Stockholder shall not
Transfer any Stock owned by such Stockholder for a period specified by the underwriters (the "Underwriter(s)") with respect to a public offering of the Common Stock or other securities of the Corporation, which period shall not exceed one hundred eighty (180) calendar days following the effective date of the first registration statement of the Corporation filed under the Securities Act; provided all officers and directors of the Corporation and holders of at least one percent (1%) of the Corporation's voting securities enter into similar agreements.

        (b) Each Stockholder shall execute and deliver such other agreements as may be reasonably requested by the Trustee, the Corporation or the Underwriter(s) which are consistent with the foregoing or which are necessary to give effect thereto. In addition, if requested by the Trustee, the Corporation or the Underwriter(s), each Stockholder shall provide, within ten (10) calendar days of such request, such information as may be required by the Trustee, the Corporation or such Underwriter(s) in connection with the completion of any public offering of the Corporation's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this paragraph 10 shall not apply to a registration relating solely to employee benefit plans or a registration relating solely to a transaction under Rule 145 of the Securities Act (or any successor rule thereto). The Corporation may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period of up to one hundred eighty (180) calendar days.

     11. Trustee Compensation. The Trustee shall serve at all times as trustee without compensation.

     12. Successor Trustee.

        (a) Upon the death or resignation of Park, the failure of Park to serve as Trustee hereunder because of incapacity or disability or in the event Park is no longer a stockholder of the Corporation, the Stockholders owning at least a majority of the Stock shall elect a successor Trustee who shall assume all of the rights, powers, duties and obligations of a Trustee hereunder (any person or persons succeeding Trustee or Park hereunder is hereinafter referred to as "Substitute Trustee").

        (b) In the event a Substitute Trustees is appointed under this Agreement, all references in this Agreement to the Trustee shall thereafter be deemed to mean and include the Substitute Trustee.

     13. Indemnification. The Trustee shall be indemnified and held harmless by the Stockholders from and against any and all claims, demands, liabilities, costs, expenses, damages and causes of action, of any nature whatsoever, arising out of or incidental to the performance of the duties of the Trustee hereunder, except where the claim at issue is based upon the gross negligence, willful misconduct or fraud by the Trustee. The indemnification authorized by this paragraph 13 shall include, but not be limited to, payment of (a) reasonable attorneys' fees or other expenses incurred in connection with settlement or in any finally adjudicated legal proceeding and (b) the removal of any liens affecting any property of the indemnitee. The indemnification rights contained in this paragraph 13 shall be cumulative of, and in addition to,


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any and all rights, remedies and recourses to which the Trustee shall be entitled, whether pursuant to the provisions of this Agreement, at law or in equity. Indemnifications shall be made solely and entirely from the Stock held in the Trust.

     14. Limitation of Liability.

        (a) The Trustee assumes no responsibility in respect of any action taken by them or by any agent designated or employed by them hereunder, and Trustee, whether or not acting under the advice of counsel, shall not incur or be under any responsibility or liability as a Stockholder, Trustee, fiduciary, or otherwise, by reason of any error of law, fact or judgment, or of any matter or thing done or suffered or omitted to be done under this Agreement, except for Trustee's gross negligence, willful misconduct or fraud. The Trustee shall be protected in acting upon any certificate for Stock, Voting Trust Certificate, or other paper or document, believed by them or any of them in good faith to be genuine and to have been signed by the proper party or parties.

        (b) Without limiting the foregoing, the Trustee may consult with legal counsel and any action under this Agreement taken or suffered in good faith by her in accordance with the opinion of such counsel shall be conclusive upon the parties hereto, and the Trustee shall be presumptively relieved of liability and fully protected in respect thereof.

     15. Notices. Any notice required to be given hereunder to the Trustees or a Stockholder shall be deemed to be sufficiently given and effective (a) if in person, at the time of hand delivery or (b) by a nationally recognized overnight courier (such as Federal Express) one (1) business day after being sent in the United States of America and three (3) business days after being sent outside the United States of America. All notices hereunder shall be addressed to the Trustee or the Stockholder at their respective address appearing on the records of the Corporation, or to such other address as any party may furnish to the others by notice in accordance with this paragraph 15.

     16. Arbitration. In the event any dispute among any of the parties hereto arises relating to this Agreement, such parties shall use their best efforts to resolve such dispute by negotiation, including pursuing available dispute resolution procedures such as mediation. If the parties are unable to resolve such dispute within ten (10) days after any party hereto provides notification to one or more other parties of such party's intent to submit the dispute to arbitration, such dispute shall be submitted to arbitration. The Trustee shall determine whether the arbitration rules and procedures of the American Arbitration Association ("AAA") or the International Chamber of Commerce ("ICC") shall apply and the location of the arbitration proceeding, which decision shall be final and conclusive on all parties hereto. The arbitrator(s) shall be appointed in accordance with the AAA or ICC rules (as applicable).

     17. Amendment and Modification. This Agreement may be amended or modified by the Trustee and the Corporation, provide, however, that if in the opinion of either the Trustee or the Corporation (which shall be conclusive) any such amendment or modification will materially adversely affect the rights of the Stockholders, the Trustee shall notify the Stockholders of the nature of such amendment or modification not less than fifteen (15) calendar days prior to the date on which it is proposed that such amendment or modification is to become effective and



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such amendment or modification shall not become effective, if on or prior to such proposed effective date, the holders of more than fifty percent (50%) of the Stock represented by the Voting Trust Certificates outstanding under the Trust shall in writing advise the Trustee of their objection thereto. The Trustee, in her sole discretion, is hereby expressly authorized to amend this Agreement, without any prior notice to or consent of the Stockholders, to admit additional parties as Primary Investors hereunder.

     18. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective estates, heirs, trustees, beneficiaries, executors or administrators, personal or legal representatives and, subject to the provisions of this Agreement, assigns.

     19. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     20. Construction. The Trustee is authorized and empowered to construe this Agreement, and her construction made in good faith shall be conclusive and final upon all Stockholders. This Agreement shall be construed solely as an agreement among the parties hereto and solely affecting and relating to the Trustee, the Stockholders and the other parties hereto, and no other person shall have any rights whatsoever hereunder.

     21. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to principles of conflict of laws or choice of law.

     22. Preamble; Exhibits. The preamble hereto is hereby incorporated herein and, by this reference, made a part hereof. Similarly, Exhibit A and Exhibit B attached hereto is hereby incorporated herein and, by this reference, made a part hereof.

     23. Headings. The headings in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

     24. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument.







                   [Signatures appear on the following pages.]



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



     IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust Agreement under seal as of the date first above written.

                                    TRUSTEES:

                                   /s/ Chang-Ho Ahn                    (SEAL)
                                   -----------------------------------
                                   CHANG-HO AHN, Co-Trustee

                                   /s/ Young-Soon Park                 (SEAL)
                                   -----------------------------------
                                   YOUNG-SOON PARK, Co-Trustee


                                   CORPORATION:

                                   REXAHN CORPORATION, a Maryland corporation


                                   By:    /s/ Chang H. Ahn
                                          --------------------------------
                                   Name:  Chang H. Ahn
                                   Title: Chief Executive Officer



                                   STOCKHOLDERS:

                                   [SEE ATTACHED COUNTERPART SIGNATURE
                                   PAGES FOR EACH STOCKHOLDER.]

                    COUNTERPART SIGNATURE PAGE OF STOCKHOLDER

                      KOREAN REXAHN INVESTORS VOTING TRUST

     The undersigned hereby executes the Voting Trust Agreement for the Korean Rexahn Investors Voting Trust as a Stockholder and hereby agrees to all of the terms and conditions contained therein.


                                   STOCKHOLDERS:


                                   /s/ Young Soon Park
                                   ---------------------------------------
                                   Name:  Young Soon Park


                                   /s/ Suk Hyung Kwon
                                   ---------------------------------------
                                   Name:  Suk Hyung Kwon


                                   /s/ Sook Hee Ko
                                   ---------------------------------------
                                   Name:  Sook Hee Ko


                                   /s/ Hyok-Soon Kwon
                                   ---------------------------------------
                                   Name:  Hyok-Soon Kwon


                                   /s/ Dong Youn Lee
                                   ---------------------------------------
                                   Name:  Dong Youn Lee


                                   /s/ Bokja An
                                   ---------------------------------------
                                   Name:  Bokja An


                                   /s/ Kyung-Sook Kim
                                   ---------------------------------------
                                   Name:  Kyung-Sook Kim


                                   /s/ Jae Sung Kim
                                   ---------------------------------------
                                   Name:  Jae Sung Kim


                                   /s/ Hu Weon Yoon
                                   ---------------------------------------
                                   Name:  Hu Weon Yoon

                                   /s/ Dong Sik Choi
                                   ---------------------------------------
                                   Name:  Dong Sik Choi


                                   /s/ Younsoo Kim
                                   ---------------------------------------
                                   Name:  Younsoo Kim


                                   /s/ Ho In Ryou
                                   ---------------------------------------
                                   Name:  Ho In Ryou


                                   /s/ Hea Ryeun Lee
                                   ---------------------------------------
                                   Name:  Hea Ryeun Lee


                                   /s/ Chong Sook Lee
                                   ---------------------------------------
                                   Name:  Chong Sook Lee


                                   /s/ Ki-Bong Kwon
                                   ---------------------------------------
                                   Name:  Ki-Bong Kwon


                                   /s/ Jae Moon Shim
                                   ---------------------------------------
                                   Name:  Jae Moon Shim


                                   /s/ Mi Seong Kweon
                                   ---------------------------------------
                                   Name:  Mi Seong Kweon


                                   /s/ Jeong Mi Lim
                                   ---------------------------------------
                                   Name:  Jeong Mi Lim


                                   /s/ Sung Han Yoon
                                   ---------------------------------------
                                   Name:  Sung Han Yoon


                                   /s/ Jae Bok Nam
                                   ---------------------------------------
                                   Name:  Jae Bok Nam


                                   /s/ Yeo Joo Lee
                                   ---------------------------------------
                                   Name:  Yeo Joo Lee

                                   /s/ Hwa-Myung Kim
                                   ---------------------------------------
                                   Name:  Hwa-Myung Kim


                                   /s/ Gil-Jong Back
                                   ---------------------------------------
                                   Name:  Gil-Jong Back


                                   /s/ Hee Ock Koh
                                   ---------------------------------------
                                   Name:  Hee Ock Koh


                                   /s/ Yeon-Gyeong Kim
                                   ---------------------------------------
                                   Name:  Yeon-Gyeong Kim


                                   /s/ Ok-Rae Lim
                                   ---------------------------------------
                                   Name:  Ok-Rae Lim


                                   /s/ Kyung Sook Mun
                                   ---------------------------------------
                                   Name:  Kyung Sook Mun


                                   /s/ Su Young Kim
                                   ---------------------------------------
                                   Name:  Su Young Kim


                                   /s/ Hyeran Kim
                                   ---------------------------------------
                                   Name:  Hyeran Kim


                                   /s/ Yu Jine Rho
                                   ---------------------------------------
                                   Name:  Yu Jine Rho


                                   Onnuri Healthy Family Welfare Association

                                   By: /s/ Young Soon Park
                                       -----------------------------------
                                       Name:  Young Soon Park


                                   /s/ Joong-Gil Kang
                                   ---------------------------------------
                                   Name:  Joong-Gil Kang

                                   /s/ Young Soh Kong
                                   ---------------------------------------
                                   Name:  Young Soh Kong


                                   /s/ Tae Hee Kwak
                                   ---------------------------------------
                                   Name:  Tae Hee Kwak


                                   /s/ Jung Ja Kwon
                                   ---------------------------------------
                                   Name:  Jung Ja Kwon


                                   /s/ Nam Chul Kim
                                   ---------------------------------------
                                   Name:  Nam Chul Kim


                                   /s/ Dong Sun Kim
                                   ---------------------------------------
                                   Name:  Dong Sun Kim


                                   /s/ Young Kwang Kim
                                   ---------------------------------------
                                   Name:  Young Kwang Kim


                                   /s/ Moo Yong Park
                                   ---------------------------------------
                                   Name:  Moo Yong Park


                                   /s/ Sang Sung Park
                                   ---------------------------------------
                                   Name:  Sang Sung Park


                                   /s/ Sung Ha Park
                                   ---------------------------------------
                                   Name:  Sung Ha Park


                                   /s/ Jong Hwa Park
                                   ---------------------------------------
                                   Name:  Jong Hwa Park


                                   /s/ Young Bae Bang
                                   ---------------------------------------
                                   Name:  Young Bae Bang

                                   /s/ Jeong-hee Seong
                                   ---------------------------------------
                                   Name:  Jeong-hee Seong


                                   /s/ Kyung Hee Shin
                                   ---------------------------------------
                                   Name:  Kyung Hee Shin


                                   /s/ Hee Joong Shin
                                   ---------------------------------------
                                   Name:  Hee Joong Shin


                                   /s/ Byung Hwa Ahn
                                   ---------------------------------------
                                   Name:  Byung Hwa Ahn


                                   /s/ Kyung Ai Lee
                                   ---------------------------------------
                                   Name:  Kyung Ai Lee


                                   /s/ Jung Ae Lee
                                   ---------------------------------------
                                   Name:  Jung Ae Lee


                                   /s/ Jung Ja Lee
                                   ---------------------------------------
                                   Name:  Jung Ja Lee


                                   /s/ Jeong Hee Lee
                                   ---------------------------------------
                                   Name:  Jeong Hee Lee


                                   /s/ Hye Kyung Lee
                                   ---------------------------------------
                                   Name:  Hye Kyung Lee


                                   /s/ Kyo Sun Chung
                                   ---------------------------------------
                                   Name:  Kyo Sun Chung


                                   /s/ Hong Sin Joung
                                   ---------------------------------------
                                   Name:  Hong Sin Joung


                                   /s/ Soo Worl Cho
                                   ---------------------------------------
                                   Name:  Soo Worl Cho

                                   /s/ Nam Rye Chin
                                   ---------------------------------------
                                   Name:  Nam Rye Chin


                                   /s/ Bok-Hee Choi
                                   ---------------------------------------
                                   Name:  Bok-Hee Choi


                                   /s/ Jin Yeob Choi
                                   ---------------------------------------
                                   Name:  Jin Yeob Choi


                                   Technoangel IC

                                   By: /s/ [Signature Illegible]
                                       -----------------------------------
                                       Name:  Technoangel IC